UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2021

OCEANEERING INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10945	95-2628227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11911 FM 529 Houston, TX	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 329-4500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.25 per share	OII	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements

Effective as of August 23, 2021, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Oceaneering International, Inc. (“Oceaneering”), acting in accordance with the terms of Oceaneering’s Second Amended and Restated 2010 Incentive Plan, made a discretionary adjustment to the performance units awarded in February 2019, to change the definition of Adjusted EBITDA to include (in addition to adjustments to remove the net impact of foreign currency gains and losses and sales of fixed assets and investments resulting in gains or losses) adjustments for: impairments, write-downs and/or write-offs of assets; corporate restructuring expenses; and any other unusual items. In its determination to make that adjustment, the Compensation Committee took into account the fact that the Compensation Committee has used this definition of Adjusted EBITDA for the relevant three-year performance period in subsequent performance unit awards made in 2020 and 2021, due to its conclusion that this definition provides a more accurate measure of Oceaneering’s financial performance. The adjustment to the 2019 performance units was made in order to align with this conclusion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

Date: August 24, 2021	By:	/S/ DAVID K. LAWRENCE
David K. Lawrence
Senior Vice President, General Counsel and Secretary